                        AMENDMENT TO
                 ASSET PURCHASE AGREEMENTS


          The ASSET PURCHASE AGREEMENT made as of the 15th

day of August, 1992, by and between COOK INLET RADIO PART-

NERS, L.P., a Delaware limited partnership, and COOK INLET

RADIO LICENSE PARTNERS, L.P., a Delaware limited partnership

(together, "1992 Sellers") and INFINITY BROADCASTING CORPO-

RATION OF CHICAGO, a Delaware corporation ("Infinity

Chicago"), INFINITY BROADCASTING CORPORATION OF ATLANTA, a

Delaware corporation ("Infinity Atlanta"), INFINITY BROAD-

CASTING CORPORATION OF BOSTON, a Delaware corporation

("Infinity Boston") and INFINITY BROADCASTING CORPORATION, a

Delaware corporation ("Infinity") (together, "1992 Buyers")

(the "1992 Agreement"), and the ASSET PURCHASE AGREEMENT

made as of the 4th day of October, 1993, by and between COOK

INLET RADIO PARTNERS, L.P., a Delaware limited partnership,

and COOK INLET RADIO LICENSE PARTNERSHIP, L.P., a Delaware

limited partnership (together, "1993 Sellers") and INFINITY

BROADCASTING CORPORATION OF MARYLAND, a Delaware corporation

("Infinity Maryland") and INFINITY BROADCASTING CORPORATION,

a Delaware corporation ("Infinity") (together, "1993

Buyers") (the "1993 Agreement"), are hereby amended as of

this 17th day of June, 1994, as follows:

          1.   Delete the Final Order conditions precedent

to 1993 Buyers' and 1993 Sellers' obligations to close under

Sections 11.2 and 12.2 of the 1993 Agreement in order to permit Closing of the 1993 Agreement to occur on June 14,

1994.

          2.   The Purchase Price in Section 2.4 of the 1993

Agreement is changed to Sixty Million Five Hundred Thousand

Dollars ($60,500,000).

          3.   Except for those obligations and recourses

that would have applied if the Closing under the 1993 Agree-

ment had occurred on the basis of a Final Order, after

Closing under the 1993 Agreement 1993 Sellers (or their

partners) shall have no obligation to 1993 Buyers, and 1993

Buyers shall have no recourse against 1993 Sellers (or their partners), under the 1993 Agreement if the FCC Consent

granted on May 20, 1994, does not become a Final Order or

if, after Closing, the FCC Consent is vacated, reversed,

stayed, set aside, annulled or suspended ("FCC Reversal").

By way of illustration but not of limitation, in the event

of any FCC Reversal after Closing under the 1993 Agreement

1993 Sellers (or their partners) shall have no obligation to

1993 Buyers to return the Purchase Price in whole or in

part, or to accept reassignment in whole or in part of

Station Assets assigned to 1993 Buyers at Closing, including the Station Licenses, pursuant to Section 2.2 of the 1993

Agreement; or to reassume in whole or in part any liabili-

ties, obligations or commitments assumed by 1993 Buyers at

Closing pursuant to Sections 3.1 and 5.2 of the 1993

Agreement.

           4.   1992 Buyers hereby withdraw, and agree not to

reassert, all claims that they have asserted to the date of

this Amendment against 1992 Sellers under Articles 5 and 17

or other provisions of the 1992 Agreement, except for the

claim for indemnification made by 1992 Buyers with respect

to the claim by Aileen Magda against Station WZGC.

          5.   The eighteen (18) month survival period

specified in Article 19 of the 1992 Agreement is amended so

as to expire on the date of this Amendment.  The other sur-

vival periods specified therein shall remain unchanged.

          6.   1993 Buyers hereby release 1993 Sellers from

any further obligations or responsibilities to 1993 Buyers,

including but not limited to indemnification of 1993 Buyers

or the defense or payment of third party claims with respect to (a) alleged pre- or post-Closing non-compliance of the

Owned Real Property or the Demised Premises or 1993 Sellers

with Environmental Laws, except to the extent 1993 Sellers

have failed to disclose to 1993 Buyers any such noncom-

pliance of which 1993 Sellers have knowledge as of the date

hereof, or (b) any Further Environmental Studies or any

environmental remediation, monitoring or reporting within

the scope of Section 9.9 of the 1993 Agreement after the

Closing.  1993 Buyers hereby agree to indemnify and hold the

1993 Sellers harmless against and with respect to, and shall reimburse 1993 Sellers for, any and all third-party actions,

suits, proceedings, claims, demands, assessments, judgments,

costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing environmental matters, during the period of ownership of the Owned Real

Property or occupancy of the Demised Premises by 1993 Buyers or any of their affiliates; provided, however, that 1993

Buyer shall have no obligation to indemnify 1993 Sellers

arising from Sellers' own acts or omissions with respect to

the Owned Real Property or the Demised Premises or Environ-

mental Laws during the period of Sellers' ownership of the

Owned Real Property or its occupancy of the Demised

Premises.

          7.   1992 Buyers hereby agree to assume and to

perform any and all obligations of 1992 Sellers under that

certain agreement dated March 20, 1985, by and between First

Media Corporation and Advertising Agency Associates, Inc.,

currently the subject of litigation in The Allan R. Hackel
                                       ___________________

Org. Inc. v. Cook Inlet Communication, Inc., et al., Common-
_________    ______________________________________

wealth of Massachusetts, Middlesex, SS. Superior Court,

Civil Action No. MICV-93-6381 (Nov. 5, 1993) ("the Case"),

to assume responsibility for the defense of the Case after

Closing, and to indemnify and hold the 1992 Sellers harmless against and with respect to any judgments, costs and ex-

penses, including reasonable legal fees and expenses,

incident to the Case arising after the Closing.

          8.   Capitalized terms not defined in this Amend-

ment shall have the same meaning as in the 1992 Agreement or the 1993 Agreement, as appropriate.  Except as expressly

modified and amended by the provisions of this Amendment, all terms, covenants and conditions of the 1992 Agreement and the 1993 Agreement shall remain in full force and effect in accordance with their terms and Section 20.8 of the 1993

Agreement shall govern this Amendment.  This Amendment may

be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall con-

stitute one and the same Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed as of the date first written

above.


                    COOK INLET RADIO PARTNERS, L.P.

                    By:  Cook Inlet Communications, Inc.,
                         its Controlling General Partner


                    By:  /s/ Edwin B. Hill, Jr.
                       ____________________________________
                         Name:  Edwin B. Hill, Jr.
                         Title:  Vice President



                    COOK INLET RADIO LICENSE
                         PARTNERSHIP, L.P.

                    By:  Cook Inlet Radio Partners, L.P.,
                         its Controlling General Partner

                    By:  Cook Inlet Communications, Inc.,
                         its Controlling General Partner


                    By:  /s/ Edwin B. Hill, Jr.
                       ____________________________________
                         Name:  Edwin B. Hill, Jr.
                         Title:  Vice President

                     INFINITY BROADCASTING CORPORATION


                    By:  /s/ Farid Suleman
                       ____________________________________
                    Title: Vice President - Finance, Chief
                           Financial Officer and Assistant
                           Secretary


                    INFINITY BROADCASTING CORPORATION OF
                         MARYLAND


                    By:  /s/ Farid Suleman
                       ____________________________________
                    Title: Vice President - Finance and
                           Assistant Secretary


                    INFINITY BROADCASTING CORPORATION OF
                         CHICAGO


                    By:  /s/ Farid Suleman
                       ____________________________________
                    Title: Vice President - Finance and
                           Assistant Secretary


                    INFINITY BROADCASTING CORPORATION OF
                         ATLANTA


                    By:  /s/ Farid Suleman
                       ____________________________________
                    Title: Vice President - Finance and
                           Assistant Secretary


                    INFINITY BROADCASTING CORPORATION OF
                         BOSTON


                    By:  /s/ Farid Suleman
                       ____________________________________
                    Title: Vice President - Finance and
                           Assistant Secretary